AEGON/TRANSAMERICA SERIES TRUST

RESULTS OF SHAREHOLDER PROXY

At a special meeting of shareholders held on October 18, 2006, the results of the Proposal was as follows:

Great Companies - TechnologySM

Proposal 1: Approve an investment sub-advisory agreement between Transamerica Fund Advisors, Inc. and Transamerica Investment Management, LLC pursuant to which Transamerica Investment Management, LLC will be appointed as an investment sub-adviser to the Portfolio.

For   Against   Abstentions/Broker Non-Votes
16,458,773.285               1,239,195.860   2,923,817.583

AEGON/TRANSAMERICA SERIES TRUST

RESULTS OF SHAREHOLDER PROXY

At a special meeting of shareholders held on October 18, 2006, the results of the Proposal was as follows:

Templeton Great Companies Global

Proposal 1: Approve an investment sub-advisory agreement between Transamerica Fund Advisors, Inc. and Transamerica Investment Management, LLC pursuant to which Transamerica Investment Management, LLC will be appointed as an investment sub-adviser to the Portfolio.

For   Against   Abstentions/Broker Non-Votes
24,643,381.469   1,119,105.325   2,525,238.503

AEGON/TRANSAMERICA SERIES TRUST

RESULTS OF SHAREHOLDER PROXY

At a special meeting of shareholders held on October 18, 2006, the results of the Proposal were as follows:

Great Companies - AmericaSM

Proposal 1: Approve a Plan of Reorganization providing for the acquisition of all of the assets and liabilities of Great Companies - AmericaSM (the “Acquired Portfolio”) by Transamerica Equity (the “Acquiring Portfolio”), a series of AEGON/Transamerica Series Trust, solely in exchange for shares of the Acquiring Portfolio, followed by the complete liquidation of the Acquired Portfolio.
For   Against   Abstentions/Broker Non-Votes
16,941,254.956   766,004.830   1,692,503.587

Proposal 2: Approve an investment sub-advisory agreement between Transamerica Fund Advisors, Inc. and Transamerica Investment Management, LLC pursuant to which Transamerica Investment Management, LLC will be appointed as an investment sub-adviser to the Portfolio.

For   Against   Abstentions/Broker Non-Votes
16,952,850.166   795,667.872   1,651,245.335

AEGON/TRANSAMERICA SERIES TRUST

RESULTS OF SHAREHOLDER PROXY

At a special meeting of shareholders held on October 18, 2006, the results of the Proposal was as follows:

Janus Growth

Proposal 1: Approve a Plan of Reorganization providing for the acquisition of all of the assets and liabilities of Janus Growth (the “Acquired Portfolio”) by Transamerica Equity (the “Acquiring Portfolio”), a series of AEGON/Transamerica Series Trust, solely in exchange for shares of the Acquiring Portfolio, followed by the complete liquidation of the Acquired Portfolio.

For   Against   Abstentions/Broker Non-Votes
34,961,780.737   1,596,956.276   3,319,874.040